Exhibit 5.1

[Oppenheimer Wolff & Donnelly LLP Letterhead]

May 23, 2006

MOCON, Inc.

7500 Boone Avenue North

Minneapolis, MN 55428

Re:                             MOCON, Inc.

Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to MOCON, Inc., a Minnesota corporation (the “Company”), in connection with the registration by the Company of 550,000 shares of common stock, par value $0.10 per share (the “Common Stock”) of the Company issuable under the MOCON, Inc. 2006 Stock Incentive Plan (the “Plan”), pursuant to a registration statement on Form S-8 filed with the Securities and Exchange Commission on the date hereof (the “Registration Statement”). The 550,000 shares of Common Stock of the Plan are collectively referred to herein as the “Shares.”

In acting as counsel for the Company and arriving at the opinions expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, agreements and other instruments, certificates of officers and representatives of the Company, certificates of public officials and other documents as we have deemed necessary or appropriate as a basis for the opinions expressed herein. In connection with our examination, we have assumed the genuineness of all signatures, the authenticity of all documents tendered to us as originals, the legal capacity of all natural persons and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

Based on the foregoing, and subject to the qualifications and limitations stated herein, it is our opinion that:

1.               The Company has the corporate authority to issue the Shares in the manner and under the terms set forth in the Registration Statement and the Plan.

2.               The Shares have been duly authorized and, when issued, delivered and paid for in accordance with the Plan as set forth in the Registration Statement, will be validly issued, fully paid and nonassessable.

We express no opinion with respect to laws other than those of the State of Minnesota and the federal laws of the United States of America, and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to its use as part of the Registration Statement.

Very truly yours,

/s/ Oppenheimer Wolff & Donnelly LLP